Exhibit 8.1

Subsidiaries of The Registrant

As of June 28, 2013

Wholly-Owned Subsidiaries

1. Sky Network International Limited, a British Virgin Islands company

2. Profit Star Software (HK) Limited, a Hong Kong company

3. Pusida (Beijing) Technologies Co., Ltd., a PRC company

4. Hangzhou Dianneng Technologies Co., Ltd., a PRC company

5. Sky-Mobi Venture Limited, a British Virgin Islands company

6. Hangzhou Tiandian Investment Consulting Co., Ltd., a PRC company

Special Purpose Entities and their Subsidiaries Consolidated in the Registrant’s Financial Statements

7. Hangzhou Mijia Technologies Co., Ltd., a PRC company

8. Hangzhou Sky Network Technologies Co., Ltd., a PRC company

9. Hangzhou Fanyi Technologies Co., Ltd., a PRC company

10. Hangzhou Feineng Technologies Co., Ltd., a PRC company

11. Sky Global Network Technologies Limited, a Hong Kong company and a wholly-owned subsidiary of Hangzhou Fanyi Technologies Co., Ltd.

12. Hangzhou Sky Investment Co., Ltd., a PRC company

13. Hangzhou Miyi Technologies Co., Ltd., a PRC company

14. Hangzhou Najia Technologies Co., Ltd., a PRC company

15. Shanghai Tianchu Technologies Co., Ltd., a PRC company

16. Hangzhou Kaimi Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Sky Network Technologies Co., Ltd.

17. Hangzhou Mopin Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Sky Network Technologies Co., Ltd.

Joint Ventures Consolidated in the Registrant’s Financial Statements

18. JSky Technology Limited, a Cayman Islands company

19. Sky Technologies International Limited, a British Virgin Islands company

20. Powerplay Technologies Limited, a Hong Kong company

21. Shanghai Texuan Information Technology Co., Ltd., a PRC company